SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2004

QUINTILES TRANSNATIONAL CORP.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	000-23520 (Commission File No.)	56-1714315 I.R.S. Employer Identification Number

4709 Creekstone Drive, Riverbirch Building, Suite 200, Durham, North Carolina 27703-8411
(Address of principal executive offices)

(919) 998-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9 and Item 12. Regulation FD Disclosure and Results of Operation and Financial Condition.

Quintiles Transnational Corp. (the “Company”) is providing information regarding its net new business wins during 2003. Net new business represents anticipated net revenue from contracts entered into by the Company during the period and adjusted for contracts that were canceled during the period.

The Company won $841 million of net new business in the second half of 2003. This was an increase of 26 percent compared to the $665 million of net new business that was won in the second half of 2002.

For the Company’s Product Development segment, net new business was $574 million for the second half of 2003 compared to $435 million for the second half of 2002. The Company’s net new business represented 32 percent year-on-year growth and was driven by the strength of the Company’s clinical development services business worldwide.

For the Company’s Commercial Services segment, net new business was $268 million for the second half of 2003 compared to $231 million for the second half of 2002. The Company’s net new business in this segment represented 16 percent year-on-year growth.

For the second half of 2003 compared to the second half of 2002, the Company saw strong net new business growth in all four of its service units – Early Development and Laboratory Services, Clinical Development Services, Medical Communications and Consulting, and Commercialization.

For all of 2003, the Company won $1.569 billion in new business, an increase of 26% over 2002 net new business wins of $1.246 billion.

This Form 8-K contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to the realization of revenues under contracts included in net new business, could differ materially due to a number of factors, including without limitation, the Company’s ability to maintain large customer contracts or to enter into new contracts, delays in obtaining or failure to receive required regulatory approvals of customers’ products or projects, changes in trends in the pharmaceutical industry, changes in existing, as well as the adoption of new, regulations affecting the pharmaceutical industry, the ability to efficiently distribute backlog among project management groups and match demand to resources, actual operating performance, the risk that the market for the Company’s products and services will not grow as expected and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended December 31, 2003.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTILES TRANSNATIONAL CORP.
	By:	/s/ Dennis B. Gillings
Dennis B. Gillings Executive Chairman and Chief Executive Officer

Dated: March 4, 2004

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